Exhibit 99.1

SIGA Reports Financial Results for Three Months Ended March 31, 2023

- Corporate Update Conference Call Today at 4:30 PM ET -

May 4, 2023, 4:05 pm ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three months ended March 31, 2023.

“First quarter product revenues primarily reflect the sale of oral TPOXX to the U.S. Department of Defense (“DoD”), which marks the third product delivery to the DoD within the past twelve months,” said Phil Gomez, CEO of SIGA. “Including the $5 million of deliveries in the first quarter, we are targeting a total of approximately $11 million of oral TPOXX deliveries to the DoD in 2023. In addition, based on the anticipated expiration this year of significant quantities of TPOXX held within the U.S. Government’s Strategic National Stockpile (“SNS”), we are targeting for this year approximately $113 million of oral TPOXX deliveries to the SNS.  We will continue to work to build and meet demand for oral TPOXX across geographic regions around the world as well as continue to work toward deliveries this year of IV TPOXX to the SNS.”

Summary Financial Results
($ in millions, except per share amounts)

Three Months Ended March 31, 2023 in comparison to Three Months Ended
March 31, 2022

	Three Months Ended March 31, 2023	Three Months Ended March 31, 2022
Total Revenues	$8.3	$10.5
Operating Loss (1)	$(2.1)	$(1.4)
Loss before Income Taxes (1)	$(1.2)	$(1.1)
Net Loss	$(0.9)	$(0.4)
Diluted Loss per Share	($0.01) per share	($0.01) per share

(1) Operating Loss excludes, and Loss before Income Taxes includes, interest income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

Capital Management Activity:

Earlier today the Company announced a special cash dividend of $0.45 per share.  The cash dividend is payable on June 1, 2023 to shareholders of record at the close of business on May 16, 2023.

During the first quarter of 2023, SIGA repurchased approximately 1.1 million shares for approximately $7.5 million (excluding excise taxes of $0.1 million).

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Thursday, May 4, 2023, at 4:30 P.M. ET.

Participants may access the call by dialing 1-888-999-3182 for domestic callers or 1-848-280-6330 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 151824. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Assistant Secretary for Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Smallpox

Smallpox is a contagious, disfiguring and often deadly disease that has affected humans for thousands of years. Naturally-occurring smallpox was eradicated worldwide by 1980, the result of an unprecedented global immunization campaign. Samples of smallpox virus have been kept for research purposes. This has led to concerns that smallpox could someday be used as a biological warfare agent. A vaccine can prevent smallpox, but the risk of the current vaccine's side effects is too high to justify routine vaccination for people at low risk of exposure to the smallpox virus.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to the progress of SIGA’s development programs and timelines for bringing products to market, delivering products to the Strategic Stockpile, the enforceability of our procurement contracts, such as the 19C BARDA Contract (the "BARDA Contract"), with BARDA, the impact of the COVID pandemic and responding to the global outbreak of monkeypox. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the BARDA Contract, not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, DoD Contract #2 or PEP Label Expansion R&D Contract are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX® internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX® that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (vii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (viii) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (ix) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (x) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xi) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiii) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xiv) risks associated with actions or uncertainties surrounding the debt ceiling, (xv) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xvi) risks associated with responding to the current mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov.  All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investor Contact
Laine Yonker, Edison Group
lyonker@edisongroup.com

Public Relations
Holly Stevens, Berry & Company
hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
As of

	March 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$115,680,683	$98,790,622
Accounts receivable	12,316,704	45,406,960
Inventory	42,577,787	39,273,090
Prepaid expenses and other current assets	1,958,508	2,315,672
Total current assets	172,533,682	185,786,344

Property, plant and equipment, net	1,717,193	1,848,314
Deferred tax asset, net	6,733,810	6,250,385
Goodwill	898,334	898,334
Other assets	2,041,240	252,546
Total assets	$183,924,259	$195,035,923
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,139,853	$3,355,268
Accrued expenses and other current liabilities	16,001,327	16,852,781
Income tax payable	1,335,311	1,309,672
Total current liabilities	18,476,491	21,517,721

Other liabilities	3,354,308	3,358,160
Total liabilities	21,830,799	24,875,881
Commitments and contingencies
Stockholders’ equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,535,268 and 72,675,190, issued and outstanding at March 31, 2023 and December 31, 2022, respectively)	7,154	7,268
Additional paid-in capital	234,366,497	233,957,767
Accumulated deficit	(72,280,191)	(63,804,993)
Total stockholders’ equity	162,093,460	170,160,042
Total liabilities and stockholders’ equity	$183,924,259	$195,035,923

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (UNAUDITED)

	Three Months Ended March 31,
	2023	2022
Revenues
Product sales and supportive services	$5,702,515	$7,320,872
Research and development	2,620,510	3,218,427
Total revenues	8,323,025	10,539,299

Operating expenses
Cost of sales and supportive services	1,150,187	4,720,116
Selling, general and administrative	4,235,108	3,711,288
Research and development	5,046,036	3,546,776
Total operating expenses	10,431,331	11,978,180
Operating loss	(2,108,306)	(1,438,881)
Gain from change in fair value of warrant liability	—	351,104
Other income, net	890,629	23,322
Loss before income taxes	(1,217,677)	(1,064,455)
Benefit for income taxes	299,422	703,406
Net and comprehensive loss	$(918,255)	$(361,049)
Basic loss per share	$(0.01)	$(0.00)
Diluted loss per share	$(0.01)	$(0.01)
Weighted average shares outstanding: basic	72,197,038	73,070,565
Weighted average shares outstanding: diluted	72,197,038	73,883,058